AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                     ATLANTIC PREFERRED CAPITAL CORPORATION


                                    ARTICLE I
                                    ---------

                                  Stockholders
                                  ------------

     1. Annual Meeting. The annual meeting of stockholders shall be held each year at the place, date and time determined by the Board of Directors, provided that the date of the meeting is within six months after the end of the fiscal year of the Corporation. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Board of Directors or the President. If no date for the annual meeting is established or said meeting is not held on the established date as provided above, a special meeting in lieu thereof may be held, or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-laws or otherwise all the force and effect of an annual meeting.

     2. Special Meetings. Special meetings of stockholders may be called by the President or by the Board of Directors. Special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least ten percent (10%) in interest of the capital stock entitled to vote at such meeting. The call for the meeting may be oral or written and shall state the place, date, hour and purposes of the meeting.

     3. Notice of Meetings. A written notice of the place, date and time of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by law) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears in the records of the Corporation. A written waiver of notice, executed before or after a meeting by such stockholder or such stockholder's attorney thereunto authorized and filed with the records of the meeting shall be deemed equivalent to notice of the meeting.

     4. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but if a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

     5. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise. Proxies shall be filed with the Clerk before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. Any election of Directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its own stock.

     7. Action without Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

     8. Control Share Acquisition. The provisions of Chapter 110D of the General Laws of The Commonwealth of Massachusetts ("Chapter 110D"), as it may be amended from time to time, shall not apply to "control share acquisitions" of the Corporation within the meaning of Chapter 110D.

     9. Business Combinations with Interested Stockholders. The Corporation shall not be governed by the provisions of Chapter 110F of the General Laws of The Commonwealth of Massachusetts, as it may be amended from time to time.

                                   ARTICLE II
                                   ----------

                                    Directors
                                    ---------

     1. Powers. The business of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. In particular, and without limiting the generality of the foregoing, the Directors may at any time issue all or from time to time any part of the unissued capital stock of the Corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which such capital stock is to be issued and the manner of allocating such consideration between capital and surplus.

     2. Election and Qualification. The stockholders at each annual meeting shall fix the number of Directors (which shall be not less than three or less than the number of stockholders, if less than three) and elect the number of Directors so fixed. No Director need be a stockholder.

     3. Vacancies; Reduction of Board. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled by the stockholders or by vote of majority of the Directors then in office, even though less than a quorum. In lieu of filling any such vacancy the stockholders or the Board of Directors may reduce the number of Directors, but not to a number less than three or less than the number of stockholders, if less than three.

     4. Enlargement of the Board. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office.

     5. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Any Director may resign by delivering a written resignation to the Corporation at its principal office or to the President, Clerk or Treasurer. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     6. Removal. A Director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors, or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing such removal.

     7. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

     Special meetings of the Board of Directors may be called, orally or in writing, by the President, Treasurer or two or more Directors, designating the time, date and place thereof.

     8. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Clerk, or if there be no Clerk, by the Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to such Director's business or home address at least twenty-four hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Director. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     9. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

     10. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these By-laws.

     11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting of the Board of Directors.

     12. Presence Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     13. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Audit Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.


                                   ARTICLE III
                                   -----------

                                    Officers
                                    --------

     1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers or Assistant Clerks, as the Board of Directors may determine.

     2. Election. The President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

     3. Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by any person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

     4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President, Clerk or

Treasurer, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

     6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     7. President and Vice Presidents. The President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors the President shall preside, when present, at all meetings of stockholders and of the Board of Directors.

     Any Vice President shall have such powers and shall perform such duties as the Board of Directors or the President may from time to time designate.

     8. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

     Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Treasurer may from time to time designate.

     9. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders and a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders or meeting of the Board of Directors, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

     10. Other Powers and Duties. Subject to these By-laws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

                                   ARTICLE IV
                                   ----------

                                  Capital Stock
                                  -------------

     1. Certificates of Stock. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

     2. Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

     3. Record Holders. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

     It shall be the duty of each stockholder to notify the Corporation of such stockholder's post office address.

     4. Record Date. The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of

Directors may for any of such purposes close the transfer books for all or any part of such period.

     If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

     5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

     6. Issuance of Capital Stock. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services, expenses or a note or debt, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock. The Board of Directors may delegate some or all of its authority under this Section to one or more committees of Directors.


                                    ARTICLE V
                                    ---------

                                 Indemnification
                                 ---------------

     1. Actions, Suits and Proceedings. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a Director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a Director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Corporation or any subsidiary of the Corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted to be taken in such capacity, against all expenses (including reasonable attorneys' fees and expenses), judgments and fines incurred by such Indemnitee or on behalf of such Indemnitee in connection with such action, suit, proceeding or investigation, and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit, proceeding or investigation, not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article V, except as set forth in

Section 7 of this Article V, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with an action, suit, proceeding or investigation (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

     2. Employees and Agents. The Corporation may, at the discretion of the Board of Directors, indemnify employees and agents of the Corporation as if they were included in Section 1 of this Article V.

     3. Settlements. The right to indemnification conferred in this Article V shall include the right to be paid by the Corporation for amounts paid in settlement of any such action, suit, proceeding or investigation and any appeal therefrom, and all expenses (including reasonable attorneys' fees and expenses) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 6 of this Article V that the Indemnitee did not act in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     4. Notification and Defense of Claim. As a condition precedent to his or her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee or with respect to which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4 of this Article V. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this
Article V. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     5. Advance of Expenses. Subject to the provisions of Section 6 of this
Article V, in the event that the Corporation does not assume the defense, or unless and until the Corporation assumes the defense, pursuant to Section 4 of this Article V of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article V, any expenses (including reasonable attorneys' fees and expenses) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article V. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 3 or 5 of this Article V, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification pursuant to Section 1 of this Article V shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless a court of competent jurisdiction finally adjudicates that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 of this Article V. Any such indemnification pursuant to Section 3 of this Article V or advancement of expenses pursuant to
Section 5 of this Article V shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Sections 1 or 3 of this Article V, as the case may be. Such determination by the Corporation shall be made in each instance by (a) a majority vote of a quorum of the Directors of the Corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for Directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit, proceeding or investigation in question, or (c) independent legal counsel (who may be regular legal counsel to the Corporation).

     7. Remedies. The right to indemnification or advances as granted by this
Article V shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6 of this Article V. Unless otherwise provided by law, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article V. Neither the failure of the Corporation to have made a determination prior to the commencement of any such action by the Indemnitee that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article V that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8. Subsequent Amendment. No amendment, termination or repeal of this
Article V or of the relevant provisions of Chapter 156B of the General Laws of the Commonwealth of Massachusetts or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9. Other Rights. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a Director or officer, and shall inure to the benefit of the estate, heirs, executors, personal representatives and administrators of the Indemnitee. Nothing contained in this
Article V shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and Directors providing indemnification rights and procedures different from those set forth in this
Article V. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors pursuant to Section 2 of this Article V or otherwise, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article V.

     10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees and expenses), judgments, fines or amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including reasonable attorneys' fees and expenses), judgments, fines or amounts paid in settlement to which such Indemnitee is entitled.

     11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation, any subsidiary, another organization or employee benefit plan against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the General Laws of the Commonwealth of Massachusetts.

     12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Article V with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

     13. Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14. Subsequent Legislation. If the General Laws of the Commonwealth of Massachusetts are amended after adoption of this Article V to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Laws of the Commonwealth of Massachusetts, as so amended.


                                   ARTICLE VI
                                   ----------

                            Miscellaneous Provisions
                            ------------------------

     15. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December.

     16. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

     17. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action, may be executed on behalf of the Corporation by the President or the Treasurer.

     18. Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or


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

shareholders of any other Corporation or organization, any of whose securities are held by this Corporation.

     19. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a Corporation organized under the laws of Massachusetts, or a Corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

     20. Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

     21. Articles of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

     22. Amendments. The power to make, amend or repeal By-laws shall be in the stockholders; provided, however, that the Directors may make, amend or repeal the By-laws (other than the provisions of Article V or of this Section 8 of Article VI) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any amendment or repeal of these By-laws by the Directors and any By-law adopted by the Directors may be amended or repealed by the stockholders.

Adopted January 28, 1999 and effective as of January 28, 1999.



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